                                                                  Exhibit (g)(e)

                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of May 1, 2001 by and between Metropolitan Series Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of December 31, 1986 (as amended and in effect from time to time, the "Contract");

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the series set forth on Schedule D to the Contract subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.


II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.

         3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund represents and warrants that, by resolution adopted by its Board of Trustees (the "Board"), the Board has delegated to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section
3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed (i) to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign

Assets pursuant to the terms of the Contract (the parties agreeing that the countries in which the Custodian has previously maintained or currently maintains Foreign Assets are listed on Schedule B and (ii) to be a delegation by the Board on behalf of the portfolios to the Custodian of responsibility as Foreign Custody Manager with respect to the countries listed on Schedule B and the acceptance by the Custodian of such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund, such withdrawal to take effect thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund. The Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    Scope of Delegated Responsibilities:

                  (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this

Section 3.2, the Foreign Custody Manager shall not be responsible for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian or the placement of such Foreign Assets with an Eligible Foreign Custodian not previously reported to the Board by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that (i) it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5, (ii) each institution listed on Schedule A is an Eligible Foreign Custodian and (iii) each institution listed on Schedule B is an Eligible Securities Depository. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3      Eligible Securities Depositories.

         3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.


4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     Transactions in Foreign Custody Account.

         4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;



         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Fund (or its duly authorized adviser, where applicable) the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Fund (or such adviser) being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, unless the liability results from the negligence of the nominee. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the

Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting (except as to taxes attributable to the domicile of the Custodian and in such case the Custodian shall notify the Fund). The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                       STATE STREET BANK and TRUST COMPANY




/s/ Raelene S. LaPlante             By:    /s/ Ronald E. Logue
---------------------------                ------------------------------------
Raelene S. LaPlante                       Name:    Ronald E. Logue
V.P. & Assoc. Counsel                     Title:  Vice Chairman and Chief
                                                  Operating Officer




WITNESSED BY:                       METROPOLITAN SERIES FUND, INC.


/s/ Pattie J. Robinson               By:    /s/ Christopher P. Nicholas
----------------------------              ------------------------------------
Pattie J. Robinson                        Christopher P. Nicholas
Assistant Secretary                       President and Chief Operating Officer


                                   Schedule D
-------------------------------------- -------------------------------------------------------------------------------
    Registered Investment Company         Current Series of the Registered Investment Company (referred to in this
  (referred to in this Amendment to                 Amendment to the Custodian Contract as "Portfolio")
  the Custodian Contract as "Fund")

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
Metropolitan Series Fund, Inc.         State Street Research Aggressive Growth Portfolio
-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       State Street Research Diversified Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       State Street Research Investment Trust Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       State Street Research Income Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       State Street Research Money Market Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
             State Street Research Aurora Small Cap Value Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Putnam International Stock Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Putnam Large Cap Growth Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Harris Oakmark Large Cap Value Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Janus Mid Cap Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Janus Growth Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Loomis Sayles High Yield Bond Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Neuberger Berman Partners Mid Cap Value Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Scudder Global Equity Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       T. Rowe Price Large Cap Growth Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       T. Rowe Price Small Cap Growth Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Lehman Brothers(R) Aggregate Bond Index Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       MetLife Stock Index Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       MetLife Mid Cap Stock Index Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Morgan Stanley(R) EAFE Index Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Russell 2000(R) Index Portfolio

-------------------------------------- -------------------------------------------------------------------------------
-------------------------------------- -------------------------------------------------------------------------------
                                       Franklin Templeton Small Cap Growth Portfolio

-------------------------------------- -------------------------------------------------------------------------------


                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country  Subcustodian

Argentina                  Citibank, N.A.


Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen
                           Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.


Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.


Bulgaria                   ING Bank N.V.


Canada                     State Street Trust Company Canada

Chile                      Citibank, N.A.


People's Republic          The Hongkong and Shanghai
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country  Subcustodian

Costa Rica                 Banco BCT S.A.


Croatia                    Privredna Banka Zagreb d.d

Cyprus                     The Cyprus Popular Bank Ltd.


Czech Republic             Eeskoslovenska Obchodni
                           Banka, A.S.


Denmark                    Den Danske Bank

Ecuador                    Citibank, N.A.


Egypt                      Egyptian British Bank S.A.E.
                           (as delegate of The Hongkong
                           and Shanghai Banking Corporation
                           Limited)


Estonia                    Hansabank

Finland                    Merita Bank Plc.


France                     BNP Paribas, S.A.


Germany                    Dresdner Bank AG


Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.


Hong Kong                  Standard Chartered Bank

Hungary                    Citibank Rt.

                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                    Subcustodian

Iceland                    Icebank Ltd.


India                      Deutsche Bank AG

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas, Italian Branch

Ivory Coast                Societe Generale de Banques
                           en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant
                           Bank Ltd.

Japan                      The Fuji Bank, Limited

                           The Sumitomo Bank, Limited

Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Kazakhstan                 HSBC Bank Kazakhstan

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited

                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                    Subcustodian

Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad

Mauritius                  The Hongkong and Shanghai
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.


Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited


Netherlands                Fortis Bank (Nederland) N.V.


New Zealand                ANZ Banking Group (New Zealand) Limited

Nigeria                    Stanbic Merchant Bank Nigeria Limited

Norway                     Christiania Bank og Kreditkasse ASA


Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG

                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                    Subcustodian

Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)
Panama                     BankBoston, N.A.


Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank

Poland                     Citibank (Poland) S.A.


Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.


Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse
                           First Boston - Zurich)


Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Eeskoslovenska Obchodni Banka, A.S.


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.


Sri Lanka                  The Hongkong and Shanghai
                           Banking Corporation Limited

                                  STATE STREET
                                   SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country  Subcustodian

Swaziland                  Standard Bank Swaziland Limited

Sweden                     Skandinaviska Enskilda Banken

Switzerland                UBS AG


Taiwan - R.O.C.            Central Trust of China


Thailand                   Standard Chartered Bank

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.


Ukraine                    ING Bank Ukraine

United Kingdom             State Street Bank and Trust Company,
                           London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         Argentina                  Caja de Valores S.A.


         Australia                  Austraclear Limited

                                    Reserve Bank Information and
                                    Transfer System

         Austria                    Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)


         Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                    Banque Nationale de Belgique

         Brazil                     Companhia Brasileira de Liquidacao e
                                    Custodia


         Bulgaria                   Central Depository AD

                                    Bulgarian National Bank

         Canada                     Canadian Depository for Securities Limited

         Chile                      Deposito Central de Valores S.A.


         People's Republic          Shanghai Securities Central Clearing &
         of China                   Registration Corporation

                                    Shenzhen Securities Central Clearing Co.,
                                    Ltd.


         Colombia                   Deposito Centralizado de Valores

         Costa Rica                 Central de Valores S.A.

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         Croatia                   Ministry of Finance

                                   National Bank of Croatia

                                   Sredisnja Depozitarna Agencija d.d.


         Czech Republic            Stredisko cennych papiru

                                   Czech National Bank

         Denmark                   Vaerdipapircentralen (Danish Securities
                                   Center)


         Egypt                     Misr for Clearing, Settlement, and Depository


         Estonia                   Eesti Vaartpaberite Keskdepositoorium

         Finland                   Finnish Central Securities Depository

         France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

         Germany                   Clearstream Banking AG, Frankfurt

         Greece                    Bank of Greece,
                                   System for Monitoring Transactions in
                                   Securities in Book-Entry Form

                                   Apothetirion Titlon AE - Central Securities
                                   Depository

         Hong Kong                 Central Clearing and Settlement System

                                   Central Moneymarkets Unit

         Hungary                   Kozponti Elszamolohaz es Ertektar
                                   (Budapest) Rt. (KELER)

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         India                      National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India

         Indonesia                  Bank Indonesia

                                    PT Kustodian Sentral Efek Indonesia

         Ireland                    Central Bank of Ireland
                                    Securities Settlement Office

         Israel                     Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)


         Italy                      Monte Titoli S.p.A.

                                    Banca d'Italia

         Ivory Coast                Depositaire Central - Banque de Reglement


         Jamaica                    Jamaica Central Securities Depository

         Japan Japan Securities Depository Center (JASDEC) Bank of Japan Net System


         Kazakhstan                 Central Depository of Securities

         Kenya                      Central Bank of Kenya

         Republic of Korea Korea    Securities Depository

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         Latvia                     Latvian Central Depository

         Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

         Lithuania                  Central Securities Depository of Lithuania

         Malaysia                   Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and Safekeeping

         System

         Mauritius                  Central Depository and Settlement Co. Ltd.

                                    Bank of Mauritius

         Mexico                     S.D. INDEVAL
                                    (Instituto para el Deposito de Valores)


         Morocco                    Maroclear


         Netherlands                Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)


         New Zealand                New Zealand Central Securities
                                    Depository Limited

         Nigeria                    Central Securities Clearing System Limited

         Norway                     Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         Oman                       Muscat Depository & Securities
                                    Registration Company, SAOC

         Pakistan                   Central Depository Company of Pakistan
                                    Limited

                                    State Bank of Pakistan

         Palestine                  Clearing Depository and Settlement, a
                                    department of the Palestine Stock Exchange

         Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


         Philippines                Philippine Central Depository, Inc.

                                    Registry of Scripless Securities
                                    (ROSS) of the Bureau of Treasury


         Poland                     National Depository of Securities
                                    (Krajowy Depozyt Papierow Wartosciowych SA)

                                    Central Treasury Bills Registrar

         Portugal                   Central de Valores Mobiliarios

         Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

         Romania                    National Securities Clearing, Settlement and
                                    Depository Company

                                    Bucharest Stock Exchange Registry Division

                                    National Bank of Romania

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         Singapore                  Central Depository (Pte) Limited

                                    Monetary Authority of Singapore

         Slovak Republic            Stredisko cennych papierov

                                    National Bank of Slovakia

         Slovenia                   Klirinsko Depotna Druzba d.d.


         South Africa               Central Depository Limited

                                    Share Transactions Totally Electronic
                                    (STRATE) Ltd.

         Spain                      Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.

                                    Banco de Espana, Central de Anotaciones en
                                    Cuenta


         Sri Lanka                  Central Depository System (Pvt) Limited


         Sweden                     Vardepapperscentralen  VPC AB
                                    (Swedish Central Securities Depository)


         Switzerland                SegaIntersettle AG (SIS)


         Taiwan - R.O.C.            Taiwan Securities Central Depository Co.,
                                    Ltd.


         Thailand                   Thailand Securities Depository Company
                                    Limited

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



              Country               Depositories

         Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


         Turkey                    Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                   Central Bank of Turkey

         Ukraine                   National Bank of Ukraine

         United Kingdom            Central Gilts Office and
                                   Central Moneymarkets Office

         Venezuela                 Banco Central de Venezuela

         Zambia                    LuSE Central Shares Depository Limited

                                   Bank of Zambia

         TRANSNATIONAL

         Euroclear

         Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION


Publication/Type of Information             Brief Description
(Frequency)



The Guide to Custody in World Markets       An overview of safekeeping and
-------------------------------------       settlement practices and
(annually)                                  procedures in each market in which
                                            State Street Bank and Trust Company
                                            offers custodial
                                            services.

Global Custody Network Review               Information relating to the
-----------------------------               operating history and structure of
(annually)                                  depositories and subcustodians
                                            located in the markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services, including
                                            transnational depositories.

Global Legal Survey                         With respect to each market in
-------------------                         which State Street Bank and
(annually)                                  Trust Company offers custodial
                                            services, opinions relating to
                                            whether local law restricts (i)
                                            access of a fund's independent
                                            public accountants to books and
                                            records of a Foreign Sub-Custodian
                                            or Foreign Securities System, (ii)
                                            the Fund's ability to recover in
                                            the event of bankruptcy or
                                            insolvency of a Foreign
                                            Sub-Custodian or Foreign Securities
                                            System, (iii) the Fund's ability to
                                            recover in the event of a loss by a
                                            Foreign Sub-Custodian or Foreign
                                            Securities System, and (iv) the
                                            ability of a foreign investor to
                                            convert cash and cash equivalents
                                            to U.S. dollars.

Subcustodian Agreements                     Copies of the subcustodian contracts
-----------------------                     State Street Bank and
(annually)                                  Trust Company has entered into with
                                            each subcustodian in the markets in
                                            which State Street Bank and Trust
                                            Company offers subcustody services
                                            to its US mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to
                                            investors in the markets in which
                                            State Street Bank and Trust
                                            Company offers custodial services.

Foreign Custody Advisories (as

necessary):                                 With respect to markets in which
                                            State Street Bank and Trust Company
                                            offers custodial services which
                                            exhibit special custody risks,
                                            developments which may impact State
                                            Street's ability to deliver expected
                                            levels of service.
